As filed with the Securities and Exchange Commission on April 10, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FARMERS NATIONAL BANC CORP.

(Exact name of registrant as specified in its charter)

Ohio	34-1371693
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

20 South Broad Street

Canfield, OH 44406

(330) 533-3341

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John S. Gulas	It is requested that copies of
President and Chief Executive Officer	communications be sent to:
Farmers National Banc Corp.	J. Bret Treier
20 South Broad Street	Vorys, Sater, Seymour and Pease LLP
Canfield, OH 44406	First National Tower
(330) 533-3341	106 South Main Street
Akron, Ohio 44308
(330) 208-1015

(Name, address, including zip code, and telephone number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.00 par value	750,000 shares	$6.28	$4,710,000	$539.77

(1)	The shares registered on this form are in addition to the shares previously registered for offer and sale pursuant to the Farmers National Banc Corp. Amended Divided Reinvestment Plan (the “Plan”). Pursuant to 17 C.F.R. Section 230.416, this Registration Statement shall also cover any additional shares of common stock that may be offered or issued under the Plan to prevent dilution by reason of any stock split, stock dividends or similar transaction.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) based on the $6.28 average of the $6.45 high and the $6.10 low sales prices of the corporation’s common stock as reported on The NASDAQ Stock Market on April 5, 2012.

PROSPECTUS

750,000 SHARES

FARMERS NATIONAL BANC CORP.

COMMON STOCK

(NO PAR VALUE)

AMENDED DIVIDEND REINVESTMENT PLAN

The Amended Dividend Reinvestment Plan (the “Plan”) of Farmers National Banc Corp. (the “Corporation”) provides a convenient and economical way for the Corporation’s shareholders to purchase additional shares (the “Shares”) of the Corporation’s no par value Common Stock (the “Common Stock”).

Under the Plan, existing shareholders may purchase common stock using dividend proceeds. The Shares will be purchased in the open market (if available) and directly from the Corporation. The purchase price of the Common Stock purchased from the Corporation will be the weighted average purchase price reported in the market of the Shares during the twenty calendar days prior to the Dividend Record Date. The purchase price for Shares purchased in the open market will be the cost (including brokerage commissions) to the Administrator of such purchases. The purchase price per share to all participants will be based upon the weighted average of the prices of all Shares purchased.

The Common Stock is listed on The NASDAQ Stock Market, LLC (“NASDAQ”) under the symbol, “FMNB.” On April 5, 2012, the closing sale price of our common stock on NASDAQ was $6.43 per share.

Registrar and Transfer Company, the Corporation’s transfer agent, has been designated as the administrator of the Plan (the “Administrator”).

This Prospectus relates to 750,000 shares of no par value Common Stock of the Corporation registered for purchase under the Plan. It is suggested that this prospectus be retained for future reference.

The Common Stock of the Corporation offered hereby is not the obligation of or guaranteed or endorsed by any bank. It does not constitute a bank account or deposit. It is not federally insured or protected by the U.S. Government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other governmental agency.

Investment in Common Stock of the Corporation, as with any investment in Common Stock, involves investment risks, including the possible loss of principal. Before investing in our Common Stock, you should read carefully the information set forth under the heading “Risk Factors” beginning on page 3 as well as the risk factors described in our Securities and Exchange Commission filings, including our annual report on Form 10-K.

None of the Securities and Exchange Commission, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS APRIL 10, 2012

ABOUT THIS PROSPECTUS

This prospectus contains a summary of the Plan. Please read it carefully as it contains important information. You should rely only on the information contained in, incorporated by reference in, or deemed to be incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information about the Plan. If anyone provides you with different or additional information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus is accurate as of any date other than the date of that document. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change to the information set forth in this prospectus or any document incorporated or deemed to be incorporated by reference in this prospectus since the date of this prospectus or such other document.

RISK FACTORS

Investing in our shares involves significant risks. Before purchasing any of our shares, you should consider:

•	the risks described under the heading “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K;

•

any risks described under the heading “Item 1A. Risk Factors” in Part II of any of our Quarterly Reports on Form 10-Q filed with the SEC after our most recent Annual Report on Form 10-K was filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC; and

•	the following risks:

You are subject to the risk of fluctuations in the market price of our shares because you will not have the ability to control the prices or timing of purchases of shares under the Plan.

The prices at which our shares trade in the open market fluctuates significantly. Because you do not have the ability to control the timing of purchases made under the Plan or the prices paid for the shares, you bear the market risk associated with the fluctuations in the price of our shares. The effect of Plan purchases on the quantity of our shares trading in the open market may cause the market price to rise before investment dates and fall after investment dates.

The issuance of additional shares under the Plan could dilute the value of your shares and your voting power.

The issuance of additional shares, or even just the possibility of additional shares being issued, could negatively affect the per share market price of our shares. In addition, the issuance of additional shares could dilute your percentage ownership interest and voting power.

Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations and the value of your investment in our shares. The trading price of our shares could decline due to any of these risks, and you may lose all or part of your investment.

In addition to reviewing the risk factors referenced above, you should carefully consider the cautionary statements referred to under the heading “Cautionary Notice Regarding Forward Looking Statements.”

CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements reflect our expectations, estimates or projections concerning future results or events. These statements are generally identified by the use of forward-looking words or phrases such as “believe,” “strategy,” “expect,” “anticipate,” “may,” “could,” “intend,” “appear,” “intent,” “belief,” “estimate,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed in or indicated by the forward-looking statements. We cannot assure you that any of our expectations, estimates or projections will be achieved and you should not place undue reliance on forward-looking statements.

The risk factors incorporated by reference above under the heading “RISK FACTORS” could affect future results, causing our results to differ materially from those expressed in our forward-looking statements. The forward-looking statements included or incorporated by reference in this prospectus are only made as of the date of this prospectus or the respective document incorporated by reference herein, as applicable, and we do not assume any obligation to publicly update any forward-looking statements made by us. See the information under the heading “WHERE YOU CAN FIND MORE INFORMATION.”

Numerous factors could cause our actual operating results or financial condition to differ materially from those expressed or implied by forward-looking statements, including, without limitation:

•	Difficult conditions in the financial markets may adversely affect our business and results of operations.

•	Federal and state governments could adopt laws responsive to the current credit conditions that would adversely affect our ability to collect on loans.

•	FDIC insurance premiums may increase materially.

•	Changes in interest rates could have a material adverse effect on our financial condition and results of operations.

•	Changes in economic and political conditions could adversely affect our earnings, as our borrowers’ ability to repay loans and the value of the collateral securing our loans decline.

•	Recent developments in the residential mortgage and related markets and the economy may adversely affect our business.

•	We operate in an extremely competitive market, and our business will suffer if we are unable to compete effectively.

•	Unfavorable local economic conditions could significantly affect our profitability.

•	Our small to medium-sized business target market may have fewer financial resources to weather a downturn in the economy.

•	If our actual loan losses exceed our allowance for loan losses, our net income will decrease.

•	We depend upon the accuracy and completeness of information about customers and counterparties, which might be misleading.

•	Our earnings are significantly affected by the fiscal and monetary policies of the U.S. Government and its agencies, sometimes adversely.

•	Legislative or regulatory changes or actions, or significant litigation, could adversely impact us or the businesses in which we are engaged.

•	If we foreclose on collateral property and own the underlying real estate, we may be subject to the increased costs associated with the ownership of real property, resulting in reduced revenues.

•	Environmental liability associated with commercial lending could have a material adverse effect on our business, financial condition and results of operations.

•	Our business strategy includes growth plans. Our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively.

•	Our ability to pay cash dividends is limited, and we may be unable to pay cash dividends in the future even if we would like to do so.

•	The loss of key members of our senior management team could adversely affect our business.

•	Loss of key employees may disrupt relationships with certain customers.

•	Consumers may decide not to use banks to complete their financial transactions.

•

Management’s accounting policies and methods are the basis of how we report our financial condition and results of operations, and these policies may require management to make estimates about matters that are inherently uncertain.

•	A limited trading market exists for our shares, which could lead to price volatility.

•	Unauthorized disclosure of sensitive or confidential client or customer information, whether through a breach of our computer systems or otherwise, could severely harm our business.

•	Our organizational documents may have the effect of discouraging a third party from acquiring us by means of a tender offer, proxy contest or otherwise.

The list of factors above is illustrative, but by no means exhaustive. Other factors not presently known to us or that we currently deem immaterial to us may also have an adverse effect on our business, operating results and financial condition, and the factors we have identified could affect us to a greater extent than we currently anticipate. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All subsequent written and oral forward-looking statements concerning the matters addressed in this prospectus and attributable to us or any person acting on our behalf are qualified by these cautionary statements.

THE CORPORATION

The Corporation is a one-bank holding company organized in 1983 under the laws of the State of Ohio and registered under the Bank Holding Company Act of 1956, as amended (the “BHCA”). The Corporation operates principally through its wholly-owned subsidiaries, The Farmers National Bank of Canfield (the “Bank”) and Farmers Trust Company. Farmers National Insurance, LLC is a wholly-owned subsidiary of the Bank. The Corporation and its subsidiaries operate in the domestic banking industry.

The Corporation’s principal business consists of owning and supervising its subsidiaries. Although the Corporation directs the overall policies of its subsidiaries, including lending practices and financial resources, most day-to-day affairs are managed by their respective officers. The Corporation and its subsidiaries had 315 full-time equivalent employees at December 31, 2011.

The Corporation’s principal executive offices are located at 20 South Broad Street, P.O. Box 555, Canfield, Ohio, 44406, and its telephone number is (330) 533-3341.

The Amended Dividend Reinvestment Plan of Farmers National Banc Corp. (the “Plan”) is described below:

DESCRIPTION OF THE PLAN

Purpose

The purpose of the Plan is to provide record holders of the Corporation’s Common Stock with a convenient and economical method of purchasing additional shares of Common Stock by automatically reinvesting the cash dividends received on their shares of Common Stock. The Plan also provides, with discretion and approval of the Board of Directors, to permit shareholders of record who become participants in the Plan to make optional cash payments of a maximum of $1,000 per calendar quarter for investment in Common Stock. Shares of Common Stock to be purchased under the Plan may be made available by the Corporation from treasury shares or authorized but unissued shares or may be purchased for participants in the open market, in the Corporation’s discretion. See “Purchase of Shares.” Shares of Common Stock purchased from the Corporation’s treasury shares or authorized but unissued shares will provide the Corporation with additional funds for general corporate purposes. The Corporation will receive no proceeds from purchases by the Plan of any shares in the open market. The Board of Directors can limit or suspend the Plan at any time, in its discretion.

Advantages of the Plan

During implementation of the Plan, at the Board’s discretion, shareholders of record who enroll in the Plan will have all cash dividends on their shares of Common Stock automatically reinvested in shares of Common Stock. The price of all shares of Common Stock purchased under the Plan will be based on the market value of the shares. Participants in the Plan will not incur any brokerage commissions, fees or service charges in connection with purchases of shares from the Corporation under the Plan. Participants in the Plan will incur brokerage commission, fees or service charges in connection with purchase of shares on the open market under the Plan. The Plan permits cash dividends to be fully invested because fractions of shares, as well as full shares, of Common Stock are credited to participants’ accounts under the Plan. In addition, cash dividends paid on whole shares, and any fraction of a share, of Common Stock credited to a participant’s account are reinvested in the same manner.

Participants in the Plan may have the opportunity to make optional cash payments to the Plan, up to a maximum of $1,000 per calendar quarter, to be invested in shares of Common Stock in the same manner as reinvested dividends. The Board of Directors may further limit such cash payments on a per investor or pro-rata per share basis. See “Supplemental Investments.”

Shareholders are cautioned that the Plan does not represent a change in the Corporation’s dividend policy or a guarantee of future dividends, which will continue to depend upon the Corporation’s earnings, financial requirements and other factors.

Administration of the Plan

Registrar and Transfer Company (the “Administrator”) will administer the Plan for participants, keep records, send statements of account to participants and perform other clerical and ministerial duties relating to the Plan. Shares purchased under the Plan will be registered in the name of the Administrator or its nominee and credited to participants’ accounts under the Plan. The Administrator will also execute purchases and sales of shares on behalf of the Plan and its participants from the Corporation or from persons other than the Corporation.

It is anticipated that most of the shares purchased pursuant to the Plan will be purchased by the Administrator in the open market or in negotiated transactions. The Corporation will not exercise any control or influence over the times when, or prices at which, the Administrator may purchase shares for the Plan, the number of shares to be purchased, the persons from or through whom shares are purchased, or the manner in which the shares are purchased. The Corporation may, however, choose to make available shares from treasury or authorized but unissued shares for purchases made by the Administrator with dividends and supplemental payments delivered to the Administrator for investment with dividends.

All communications to the Administrator regarding the Plan should be addressed to:

Registrar and Transfer Company

10 Commerce Drive

Cranford, NJ 07016

Phone: 1-800-368-5948

Attn: DRP Department

Fax: 1-908-497-2320

Hours: 9:00 a.m. to 5:00 p.m. Eastern Time

www.rtco.com

Although shares purchased under the Plan are registered in the name of the Administrator or its nominee, shareholders will continue to hold their current shares in their own names and should not transfer any shares to the Administrator.

Eligibility

Generally, all record holders of shares of Common Stock are eligible to participate in the Plan, except as described in this section. The Corporation reserves the right to deny participation in the Plan to any shareholder who resides in a jurisdiction having laws or regulations that impose conditions upon the Plan which are unacceptable to the Corporation, or who fails to provide documentation acceptable to the Corporation of his or her state or country (if other than the United States) of residence. Consequently, the Plan may not be available to shareholders that live in certain states or in countries other than the United States. A shareholder of record who wishes to participate in the Plan must certify his or her state or country of residence in the Authorization Form accompanying this prospectus and agree to notify the Administrator if such state or country of residence changes. Upon receipt of the Authorization Form, the Administrator will notify the shareholder within a reasonable time if the Plan is not available in the state or country in which the shareholder resides.

If your shares are registered in the name of a bank, broker, or nominee and you wish to participate in the Plan, you must become a shareholder of record by having shares transferred into your name.

Entry into the Plan

A holder of record of shares of Common stock may enroll in the Plan at any time by completing and signing the enclosed Authorization Form and returning it to the Administrator. Once enrolled in the Plan, a participant will continue to be enrolled without further action, unless the participant moves to a state or country in which the Plan is not available or gives written notice to the Administrator that the participant wishes to withdraw from participation. See “Withdrawal from the Plan.”

Authorization Form

The Authorization Form authorizes the Administrator to receive the participating shareholder’s cash dividends on all or a portion of the shares of Common Stock registered in the participant’s name and the shares credited to the participant’s account under the Plan, and directs the Administrator to invest such dividends in shares of Common Stock under the Plan.

A participant may elect to reinvest cash dividends paid on all or a portion of the shares of Common Stock held of record by the participant in the Plan or credited to the participant’s account under the Plan, by designating the participant’s election on the Authorization Form. Participants electing partial reinvestment of cash dividends must designate the number of whole shares for which they want to receive cash dividends. Dividends paid on all other shares held of record by the participant and all shares credited to the participant’s account under the Plan will be reinvested in additional shares of Common Stock.

Reinvestment levels may be changed from time to time as a participant desires by submitting a new Authorization Form to the Administrator. To be effective with respect to a particular Dividend Record Date, any such change must be received by the Administrator before such Dividend Record Date.

If a participant specifies full reinvestment, cash dividends paid on shares of Common Stock held of record by the participant in the Plan and all shares credited to the participant’s account under the Plan will be reinvested in additional shares of Common Stock. If a participant specifies partial reinvestment, that portion of such dividend payment not being reinvested will be sent to the participant by check or direct deposit in the usual manner.

A beneficial owner of shares of Common Stock whose shares are registered in the name of a bank, broker or nominee and who wishes to participate in the Plan must become a shareholder of record by having the shares transferred into his or her own name.

Commencement of Dividend Reinvestment

Record dates for determining the record holders of Common Stock entitled to receive cash dividends declared on the Common Stock (“Dividend Record Dates”) are chosen from time to time by the Corporation’s Board of Directors and are customarily in the months of March, June, September and December of each year (the “Dividend Months”). If a shareholder’s Authorization Form is received by the Administrator before a Dividend Record Date, the reinvestment of the shareholder’s dividends will commence with the payment of that dividend (“Dividend Payment Date”). If the Authorization Form is received by the Administrator on or after such Dividend Record Date, the reinvestment of dividends will not start until the next Dividend Payment Date. Dividend Record Dates will vary from time to time, and may be chosen in months other than March, June, September and December. A shareholder can minimize the possibility of missing a desired entry date by delivering an Authorization Form to the Administrator before the first day of a Dividend Month in which the shareholder desires to commence participation in the Plan.

Supplemental Investments

Participants in the Plan may invest in shares of Common Stock under the Plan by making optional cash payments (“Supplemental Investments”). The Board of Directors may limit the aggregate amount of Supplemental Investments as well as individual Supplemental Investments. Such limits will be established with notice provided to participants prior to a Dividend Record Date. A participant’s Supplemental Investments may not however exceed $1,000 per calendar quarter (any three-month period ending March 31, June 30, September 30 or December 31).

Supplemental Investments must be received by the Administrator no more than 30 days before a Dividend Payment Date and no fewer than three business days prior to a Dividend Record Date to be invested on the Dividend Payment Date. If a supplemental investment is received by the Administrator outside of such period, the supplemental investment will be returned to the shareholder. See “Purchase of Shares.” Shares of Common Stock purchased with Supplemental Investments will be held, and the dividends from such shares will be reinvested, in the same manner as all other shares purchased through the Plan.

A shareholder may make an initial Supplemental Investment by enclosing a check or money order with the Authorization Form when enrolling. Thereafter, Supplemental Investments may be made by forwarding a check or money order to the Administrator together with a payment form, which will accompany each statement of account. All checks and money orders for Supplemental Investments should be made payable to “Registrar and Transfer Company, Administrator for the Farmers National Banc Corp. Dividend Reinvestment Plan.” Participants in the Plan have no obligation to make Supplemental Investments, and may cease or resume making Supplemental Investments at any time.

NO INTEREST WILL BE PAID ON AMOUNTS HELD PENDING SUPPLEMENTAL INVESTMENTS. Investors should transmit Supplemental Investments so as to reach the Administrator shortly (but not less than three business days) before a Dividend Record Date.

Supplemental Investments received by the Administrator will be transmitted to a segregated escrow account for the benefit of the participants. The escrow account will not be subject to any liens, any creditor claims, any bankruptcy proceedings if the Corporation files for bankruptcy, or any other claims against the Corporation. Supplemental Investments will be transmitted to the escrow account by the opening of business on the next business day if the funds are received before noon, and by noon of the next business day if the funds are received after noon.

If shares of Common Stock are not purchased within 30 days of the Dividend Payment Date, the Administrator will mail to each participant a check in the amount of any such unapplied Supplemental Investments, without interest. See “Purchase of Shares.” You are encouraged, therefore, to make supplemental investments as close as possible to three business days before a Divided Record Date.

Any Supplemental Investment will be refunded if a written request for a refund is received by the Administrator no later than 48 hours prior to the Dividend Payment Date on which the Supplemental Investment would otherwise be invested. However, no refund of a check or money order will be made until the funds have been actually received by the Administrator. Accordingly, such refunds may be delayed several weeks from the original date of the request.

The Corporation, by its Board of Directors and from time to time, may limit the total cash contributions, to or discontinue the Supplemental Investment Option under, the Plan. Each participant will receive a notice from the Corporation when and if the Board of Directors determines to limit or discontinue the Supplemental Investment Option. Supplemental Investments received by the Administrator which are not applied due to a limitation or discontinuance of the Supplemental Investment Option will be returned to each participant in the same manner as if no shares of Common Stock were purchased.

Payment for Dividends by the Corporation to the Administrator

As and when dividends are paid on the Common Stock, the Corporation will promptly pay to the Administrator all dividends payable in respect of all shares of Common stock held of record by participants in the Plan and all shares credited to participants’ accounts under the Plan, subject to any applicable tax withholding requirements. See “Federal Income Tax Consequences.”

Purchase of Shares

Shares of Common Stock purchased under the Plan by Participants will be acquired either directly from the Corporation, in which event the shares will be either authorized but unissued shares or shares held in the Corporation’s treasury (“Additional Shares”), or on the open market, or by a combination of the foregoing at the option of the Corporation.

For purchases made in the open market, on each Dividend Payment Date, the Corporation will pay over to the Administrator the dividends payable on shares in the Plan in accordance with “Payment for Dividends by the Corporation to the Administrator” above. See “Payment for Dividends by the Corporation to the Administrator.” The Administrator will use these funds plus all supplemental investments received by the Administrator at least three business days before the Records Date to purchase shares of Common Stock on that Dividend Payment Date or as promptly as practicable thereafter, but in no event more than 30 days after the payment date.

The Corporation may not change its intention to purchase in the open market or to make additional shares available more than once in any three-month period. In addition, the Corporation may not change such determination unless the Corporation’s Board of Directors or Chief Financial Officer documents that the Corporation’s need to raise additional capital has changed, or that there is another valid reason for such change.

If at any time the Corporation determines not to make Additional Shares available for purchase under the Plan and the Administrator is unable to purchase shares of Common Stock in the open market, neither the Corporation nor the Administrator shall have any liability to any participant arising out of the inability to make purchases at such time. Notwithstanding the foregoing, if shares of Common Stock are not purchased within 30 days after a Dividend Payment Date, the Administrator will mail to each participant a check in the amount of any such unapplied cash dividends and Supplemental Investments, without interest.

Price of Shares

The purchase price of the Common Stock purchased from the Corporation will be the weighted average purchase price of the Corporation’s shares in trades effected during the twenty calendar days prior to the Dividend Record Date. (A “weighted average” purchase price takes into account the number of shares purchased at a particular price.) In the event that there have been no trades effected during such period of time, the purchase price of the Common Stock purchased from the Corporation will be the weighted average purchase price used in the most recent purchase of shares from the Corporation under the Plan. Open market purchases will be made as soon as possible after the applicable Dividend Payment Date, but not more than 30 days after such date. The purchase price for shares of Common Stock purchased in the open market will be the cost (including brokerage commissions) to the Administrator of such purchases. The purchase price per share to all participants will be based upon the weighted average of the prices of all shares purchased.

Allocation of Shares

Shares of Common Stock purchased with reinvested dividends and Supplemental Investments will be allocated by the Administrator among the accounts of all participants in the Plan. The number of shares that will be allocated to a participant’s account following any Dividend Payment Date will depend on the amount of the participant’s dividends and Supplemental Investments (if any) available for investment on such date and the purchase price of the shares. Each participant’s account will be credited with a number of shares (including fractions computed to four decimal places) equal to the total funds to be invested for the participant, divided by the applicable purchase price (also computed to four decimal places).

Costs of Participation

There will be no brokerage commissions or service charges to participants for purchases under the Plan when shares are purchased from the Corporation. Any brokerage charges or commissions on purchases made in the open market will be passed through to participants. Brokerage charges on open market purchases currently are expected to be approximately $.10 per share but are subject to change at any time without prior notice. The purchase price to the participants for shares purchased in the open market will be the cost (including brokerage commissions, if any) to the Administrator. The purchase price to all participants shall be the weighted average of the prices of all shares purchased.

Reports to Participants

Each participant in the Plan will receive each quarter a statement of account which lists all purchases credited to the participant’s account during the previous calendar quarter as well as cumulative account information. These statements are a participant’s record of the costs of the purchases of Common Stock made for the participant’s account under the Plan and should be retained for income tax purposes. Each participant will also receive the most current prospectus for the Plan and all communications sent to the Corporation’s shareholders, including the Corporation’s quarterly and annual reports, notices of meetings of shareholders and proxy statements.

Issuance of Certificates to Participants

Shares of Common Stock purchased under the Plan for the accounts of participants will be registered in the name of the Administrator or one of its nominees. Certificates for such shares will not be issued to participants unless requested. This custodial service will help to protect participants against the risk of loss, theft or destruction of stock certificates.

Certificates for any number of whole shares credited to a participant’s account under the Plan will be issued at any time upon the participant’s written request to the Administrator. Any remaining whole shares and fractions of shares will continue to be credited to the participant’s account. Certificates for fractions of shares will not be issued under any circumstances. A participant will receive cash payment in lieu of any fractional share credited to the participant’s account in the event of withdrawal from or termination of the Plan. See “Withdrawal from the Plan” and “Amendment and Termination of the Plan.”

A participant’s account under the Plan will be maintained in the name in which the participant’s shares of Common Stock were registered at the time the participant enrolled in the Plan. Certificates issued at the participant’s request will be similarly registered, and dividends paid on shares represented by such certificates will continue to be reinvested in accordance with the Plan.

Shares credited to a participant’s account under the Plan may not be pledged. A participant who wishes to pledge shares credited to the participant’s account must request certificates for such shares from the Administrator.

Gift/Transfer of shares within the Plan

If a participant wishes to transfer the ownership of all or part of the participant’s shares held under the Plan to a Plan account for another person, whether by gift, private sale or otherwise, the participant may effect such transfer by mailing a properly completed Gift/Transfer Form, along with an executed stock power and an Authorization Form completed by the transferee to the Administrator. Transfers of less than all of the participant’s shares must be made in whole share amounts. No fraction of a share may be transferred unless the participant’s entire account is transferred. Requests for transfer are subject to the same requirements as for the transfer of Common Stock certificates. Gift/Transfer Forms, Stock Power Forms and Authorization Forms are available upon request from the Administrator.

Shares so transferred will continue to be held by the Administrator under the Plan. An account will be opened in the name of the transferee, if he or she is not already a participant, and such transferee will automatically be enrolled in the Plan. The transferee will receive a statement showing the number of shares transferred to and held in the transferee’s Plan account.

Stock Dividends and Stock Splits

Any stock dividends or split shares distributed by the Corporation on shares of Common Stock credited to a participant’s account under the Plan will be added to the participant’s account. Stock dividends or split shares distributed on shares registered in a participant’s name will be mailed directly to the participant in the same manner as to shareholders who are not participating in the Plan.

Voting of Shares Held under the Plan

Participants in the Plan are entitled to direct the voting of all whole shares of Common Stock credited to their respective accounts. Prior to each meeting of the Corporation’s shareholders, each participant in the Plan will be sent a request for voting instructions which will enable the Participant to instruct the Administrator with respect to the voting of the participant’s shares on each matter to be considered and voted upon at such meeting. If the request form is returned to the Administrator properly signed and marked for voting, all whole shares credited to the participant’s Plan account will be voted as marked. If no instructions are received on a properly signed and returned request form with respect to any item thereon, all of such shares will be voted in accordance with the recommendations of the Corporation’s management, just as for non-participating shareholders who return proxies and do not provide instructions. If the request form is not returned or is returned unsigned, none of such shares will be voted.

A participant who wishes to attend a meeting of the Corporation’s shareholders and vote shares of Common Stock credited to the participant’s Plan account in person must request a proxy from the Administrator before the meeting. The Administrator’s proxy will entitle the participant to vote in person all whole shares of Common Stock credited to the participant’s Plan account.

Shares of Common Stock registered in a participant’s own name may be voted in person or by proxy in the same manner as shares held by non-participating shareholders, and the voting of such shares will not be affected by the foregoing voting procedures applicable to shares held by the Administrator under the Plan.

Withdrawal from the Plan

A participant may withdraw from the Plan at any time by notifying the Administrator in writing that the participant wishes to withdraw from participation. A participant will not be able, however, to re-enter the plan for a period of one year following his or her withdrawal. All certificates or cash payments described below will be sent to the withdrawing participant within 30 days from the Administrator’s receipt of such notice of withdrawal.

Upon a participant’s withdrawal from the Plan, the participant will be sent a certificate for all whole shares, and a cash payment for any fraction of a share, credited to the participant’s account under the Plan as of the date of withdrawal. The cash payment for a fraction of a share will be based upon the purchase price of the Corporation’s Common Stock under the Plan for the immediately preceding quarter.

Participant’s Death

In the event of death, the participant’s account under the Plan will continue and dividends will continue to be invested until the Administrator receives instructions from a duly authorized representative of the estate.

Amendment and Termination of the Plan

The Board of Directors of the Corporation reserves the right to amend, modify, suspend or terminate the Plan at any time. All participants will receive, within a reasonable time, a notice of any such material amendment or modification or of any suspension or termination. No suspension, amendment or termination of the Plan will affect any previously executed transaction. The Corporation also reserves the right to adopt, and from time to time change, such administrative rules and regulations (not inconsistent in substance with the basic provisions of the Plan as then in effect) as the Corporation deems desirable or appropriate for the administration of the Plan.

Upon the termination of the Plan, each participant will receive a certificate for all whole shares, and a cash payment for any fraction of a share, credited to the participant’s account under the Plan as of the date of termination. The cash payment for a fraction of a share will be based upon the purchase price of the Corporation’s Common Stock under the Plan for the immediately preceding quarter.

Responsibility of the Corporation and the Administrator under the Plan

The Corporation and the Administrator, in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including without limitation any failure to terminate a participant’s account upon the participant’s death prior to receipt of written notice of such death. All transactions in connection with the Plan will be governed by the laws of the State of Ohio.

Participants should recognize that neither the Corporation nor the Administrator can assure them of a profit or protect them against a loss on the shares purchased under the Plan.

Correspondence Regarding the Plan

All correspondence regarding the Plan should be addressed to:

REGISTRAR AND TRANSFER COMPANY

10 Commerce Drive

Cranford, NJ 07016

Attention: DRP Department

Please refer to the Farmers National Banc Corp. Amended Dividend Reinvestment Plan on all correspondence.

FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of certain federal income tax consequences, applicable as of the date of this prospectus, of participation in the Plan. The information in this summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations of the U.S. Department of Treasury promulgated under the Code, current administrative interpretations and practices of the Internal Revenue Service and court decisions, all as of the date of this prospectus. Future legislation, U.S. Department of Treasury regulations, administrative interpretations and practices or court decisions could significantly change the current law or adversely affect existing interpretations of current law. Any change could apply retroactively to transactions preceding the date of the change. This summary is for general information purposes only and does not constitute tax advice. This summary also does not address state, local or foreign income or other tax laws or the tax consequences to types of persons subject to special treatment under the federal tax laws (for example, partnerships or tax-exempt organizations) or participants residing outside of the United States.

In general, participants in the Plan will have the same federal income tax consequences with respect to dividends as shareholders not participating in the Plan. A participant generally will be treated for federal income tax purposes as having received, on each dividend payment date, a distribution equal to the full amount of the cash dividends payable on both the shares registered in the participant’s own name and the shares held through the Plan. The participant’s cost basis in any shares purchased with dividends will be the cost of the shares, including any brokerage commissions paid by the participant.

A participant’s holding period for shares purchased under the Plan generally will begin on the date following the date on which the shares are credited to the participant’s Plan account. Each participant who makes a supplemental investment under the Plan will not be treated for federal income tax purposes as having received income by virtue of the purchase of the shares with the supplemental investment. A participant’s supplemental investment will be made on an “after-tax” basis; therefore, the amount of any such investment will not be deducted or excluded from the participant’s compensation or other income otherwise paid by the Corporation. The participant’s cost basis in any shares purchased with supplemental investments will be the cost of the shares, including any brokerage commissions paid by the participant.

Each statement of account under the Plan will show the price per share to the participant of shares purchased with reinvested dividends and supplemental investments. That price, which will include the brokerage commissions paid by the participant on Plan purchases of shares, is the federal income tax cost basis to the participant of shares acquired under the Plan. The statement of account will also show the date on which shares purchased under the Plan were credited to the participant’s account.

Information forms (Forms 1099-DIV) will be mailed to Plan participants each year and will set forth the taxable dividends reportable for federal income tax purposes. These dividends must be reported on the participant’s federal income tax return.

Reinvested dividends are not subject to U.S. backup withholding unless (a) a participant fails to give the participant’s social security or tax identification number to the Corporation, (b) the IRS notifies the Corporation that the participant is subject to tax withholding or (c) the participant fails to certify, under penalties of perjury, that the participant is not subject to backup withholding if such certification is required. If a participant is a shareholder whose dividends are subject to tax withholding, the Corporation will apply toward the purchase of shares under the Plan an amount equal to the dividends being reinvested less the amount of tax required to be withheld. The participant’s statement of account under the Plan will indicate the amount of tax withheld.

A participant will not recognize any taxable income upon receipt of a certificate for whole shares credited to the participant’s account under the Plan, whether upon request for such a certificate, upon the participant’s termination of an account under the Plan or upon termination of the Plan. However, a participant may recognize a gain or loss upon receipt of a cash payment for shares credited to a Plan account when the account is terminated by the participant, when shares credited to the account are sold or exchanged or when the Plan is terminated. The amount of any such gain or loss will be the difference between the amount received for the shares and the participant’s tax basis in the shares and generally will be treated as a capital gain or loss, if the participant held such shares as a capital asset.

You should consult your personal tax advisor with specific reference to your tax situation and potential changes in the applicable law as to all federal, state, local, foreign and other tax matters in connection with the reinvestment of dividends and purchases of shares under the Plan, your cost basis and holding period for shares acquired under the Plan, and the character, amount and tax treatment of any gain or loss realized on the disposition of shares. The Administrator will report the cost basis of shares purchased under the Plan after January 1, 2011 using the first-in, first out method. This means that when a participant elects to sell or dispose of shares acquired under the Plan on or after January 1, 2011, the amount of gain or loss will be calculated using the tax basis of the oldest shares acquired by the participant on or after January 1, 2011. A participant may be able to elect that the cost basis of shares acquired under the Plan with Supplemental Investments after January 1, 2011 be determined using a different method. The participant should consult with the participant’s personal tax advisor for more information on whether and how to elect a different method of determining the cost basis of shares acquired under the Plan after January 1, 2011.

USE OF PROCEEDS

The Corporation has no basis for estimating precisely either the number of shares of Common Stock that ultimately may be sold pursuant to the Plan or the prices at which such shares will be sold. However, the Corporation proposes to use the net proceeds from the sale of Common Stock pursuant to the Plan, when and as received, to increase the Corporation’s capital and for other general corporate purposes. The net proceeds from the sale of shares of Common Stock purchased in the open market pursuant to the Plan will be applied to the purchase price and expenses of acquiring such shares in the market.

PLAN OF DISTRIBUTION

Except to the extent that the Administrator purchases shares in open market or negotiated transactions, the shares acquired under the Plan will be sold directly by us through the Plan. There will be no brokerage commissions or service charges to participants for purchases under the Plan when shares are purchased from the Corporation. Any brokerage charges or commissions on purchases made in the open market will be passed through to participants. Brokerage charges on open market purchases currently are expected to be approximately $.10 per share but are subject to change at any time without prior notice. The purchase price to the participants for shares purchased in the open market will be the cost (including brokerage commissions, if any) to the Administrator. The purchase price to all participants shall be the weighted average of the prices of all shares purchased.

Subject to the availability of shares registered for issuance under the Plan, there is no total maximum number of shares that can be issued pursuant to the reinvestment of dividends. Our shares may not be available under the Plan in all jurisdictions. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any shares or other securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

DESCRIPTION OF COMMON STOCK

A description of the Common Stock is set forth in the Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 10, 2010 under Item 8.01 Other Events, which description is incorporated herein by reference.

LEGAL MATTERS

The legality of the securities offered hereby has been passed upon for the Corporation by Vorys, Sater, Seymour and Pease LLP, First National Tower, 106 South Main Street, Akron, Ohio 44308.

EXPERTS

The audited consolidated financial statements of the Corporation incorporated by reference in this prospectus and elsewhere in the Registration Statement from our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and the effectiveness of our internal control over financial reporting as of December 31, 2011, have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as indicated in their reports with respect thereto. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Ohio Revised Code Section 1701.13(E) provides that a corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, against expenses actually incurred by such person in connection with an action if he or she acted in good faith and in a manner not opposed to the best interests of the corporation.

Article X, Section B, of the Articles of Incorporation of Farmers National Banc Corp. provides as follows:

“The corporation shall have power to, and may (in addition to such other power conferred by law) indemnify any shareholder, officer, or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, administrative, or investigative, by reason of the fact that he is or was a director of this corporation, or any corporation (hereinafter referred to as “subsidiary corporation”) of which more than 50 per cent of the issued and outstanding shares of common stock was or is owned by the corporation at the time such person was or is serving as such director of the “subsidiary corporation,” against expenses (including those reasonably incurred by him) in connection with such action, suit, and proceeding if the principal issue of such action, suit, or proceeding involved or involves a contract or transaction by and between the corporation and such “subsidiary corporation” and if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the “subsidiary corporation.” Any indemnification as above provided (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the standard of conduct set forth above has been met. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (b) if such a quorum is not obtainable, or even if obtainable, if a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by a majority of a quorum of the shareholders of the corporation consisting of shareholders who were not parties to such action, suit or proceeding.”

On April 28, 2011, the Corporation entered into indemnification agreements (the “Indemnification Agreements”) with each of its directors and executive officers (each an “Indemnitee”). Under the Indemnification Agreements, the Corporation has agreed to indemnify each Indemnitee against expenses actually and reasonably incurred in relation to any claim against Indemnitee that is the subject of any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, investigative, or otherwise and whether formal or informal, as to which Indemnitee was, is, or is threatened to be made a party, to the fullest extent permitted by Ohio law and the Corporation’s corporate governance documents (subject to certain exclusions). In addition, the Indemnification Agreements provide that the Corporation shall maintain liability insurance for each Indemnitee and shall be required to pay expenses incurred by Indemnitee related to such indemnified actions, suits or proceedings (subject to certain exclusions).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other documents with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You should call 1-800SEC-0330 for more information on the operation of the Public Reference Room. Our SEC filings are also available to you on the SEC’s Internet site at http://www.sec.gov. The SEC’s Internet site contains reports, proxy and information statements, and other information regarding issuers, like us, that file electronically with the SEC.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our shares, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

Our Internet address is www.farmersbankgroup.com. We make available, free of charge, on or through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are filed with or furnished to the SEC, and amendments to those reports, as soon as reasonably practicable after we electronically file such reports with, or furnish them to, the SEC. The information on our Internet website is not incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents and information filed by the Corporation with the Commission are hereby incorporated by reference in this prospectus:

(i) the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

(ii) the Corporation’s Proxy Statement filed on March 21, 2012, in connection with its 2012 Annual Meeting of Shareholders; and

(iii) the description of the Common Stock contained in the Corporation’s Current Report Form 8-K filed on December 10, 2010.

In addition, all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The Corporation will provide upon oral or written request and without charge to each person to whom this prospectus is delivered, including any beneficial owner, a copy of any or all of the foregoing documents incorporated in this prospectus by reference. Written requests for documents should be directed to the Corporation at:

Farmers National Bank of Canfield

20 South Broad Street

P. O. Box 555

Canfield, Ohio 44406

Attn: Carl D. Culp, Executive Vice President and Chief Financial Officer

(330) 533-3341

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC Registration fee	$540
Printing and mailing expenses (estimated)	$1,000
Accounting fees and expenses (estimated)	$2,750
Legal fees and expenses (estimated)	$10,000
Total	$14,290

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

(a)	Ohio General Corporation Law

Division (E) of Section 1701.13 of the Ohio Revised Code addresses indemnification by an Ohio corporation and provides as follows:

(E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

(a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

(b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

(3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

(4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(l) or (2) of this section. Such determination shall be made as follows:

(a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

(b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

(c) By the shareholders;

(d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought. Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

(5)(a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

(i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

(ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

(b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

(6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

(7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

(8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

(9) As used in division (E) of this section, references to “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

(b) Farmers National Banc Corp Articles of Incorporation

Article X, Section B, of the Articles of Incorporation of Farmers National Banc Corp. provides as follows:

“The corporation shall have power to, and may (in addition to such other power conferred by law) indemnify any shareholder, officer, or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, administrative, or investigative, by reason of the fact that he is or was a director of this corporation, or any corporation (hereinafter referred to as “subsidiary corporation”) of which more than 50 per cent of the issued and outstanding shares of common stock was or is owned by the corporation at the time such person was or is serving as such director of the “subsidiary corporation,” against expenses (including those reasonably incurred by him) in connection with such action, suit, and proceeding if the principal issue of such action, suit, or proceeding involved or involves a contract or transaction by and between the corporation and such “subsidiary corporation” and if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the “subsidiary corporation.” Any indemnification as above provided (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the standard of conduct set forth above has been met. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (b) if such a quorum is not obtainable, or even if obtainable, if a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by a majority of a quorum of the shareholders of the corporation consisting of shareholders who were not parties to such action, suit or proceeding.”

(c) Indemnification Agreements

On April 28, 2011, the Corporation entered into indemnification agreements (the “Indemnification Agreements”) with each of its directors and executive officers (each an “Indemnitee”). Under the Indemnification Agreements, the Corporation has agreed to indemnify each Indemnitee against expenses actually and reasonably incurred in relation to any claim against Indemnitee that is the subject of any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, investigative, or otherwise and whether formal or informal, as to which Indemnitee was, is, or is threatened to be made a party, to the fullest extent permitted by Ohio law and the Corporation’s corporate governance documents (subject to certain exclusions). In addition, the Indemnification Agreements provide that the Corporation shall maintain liability insurance for each Indemnitee and shall be required to pay expenses incurred by Indemnitee related to such indemnified actions, suits or proceedings (subject to certain exclusions).

(d) Insurance

The Corporation has purchased insurance coverage under a policy that insures directors and officers against certain liabilities which might be incurred by them in such capacity.

ITEM 16. LIST OF EXHIBITS

Exhibit Number	Description
4.1	Amended Articles of Incorporation of the Corporation, as amended

4.2	Code of Regulations of the Corporation

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP as to the legality of the securities being registered

23.1	Consent of Vorys, Sater, Seymour and Pease LLP

23.2	Consent of Crowe Horwath LLP

24.1	Power of Attorney

ITEM 17. UNDERTAKINGS

(a)	The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the Registrant Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i), (1)(ii), and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain, unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canfield, State of Ohio, on April 10, 2012.

FARMERS NATIONAL BANC CORP.

By:	/s/ John S. Gulas
John S. Gulas
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

April 10, 2012	/s/ John S. Gulas
John S. Gulas,
President, Chief Executive Officer, Director

April 10, 2012	/s/ Carl D. Culp
Carl D. Culp,
Executive Vice President, Chief Financial Officer
and Treasurer

April 10, 2012	/s/ Joseph W. Sabat
Joseph W. Sabat
Controller

April 10, 2012
Gregory C. Bestic,
Director

April 10, 2012	/s/ Lance J. Ciroli*
Lance J. Ciroli,
Director

April 10, 2012	/s/ Anne F. Crawford*
Anne F. Crawford,
Director

April 10, 2012	/s/ Ralph D. Macali*
Ralph D. Macali,
Director

April 10, 2012	/s/ David Z. Paull*
David Z. Paull,
Director

April 10, 2012	/s/ Earl R. Scott*
Earl R. Scott,
Director

April 10, 2012	/s/ Gregg Strollo*
Gregg Strollo,
Director

April 10, 2012	/s/ Ronald V. Wertz*
Ronald V. Wertz,
Director

*/s/ Carl D. Culp
As attorney in fact

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION	LOCATION
4.1	Articles of Incorporation of Farmers National Banc Corp., as amended.	Incorporated by reference to Exhibit 4.1 to Corporation’s Registration Statement on Form S-3 filed with the Commission on October 3, 2001 (File No. 33-70806).

4.2	Amended Code of Regulations of Farmers National Banc Corp.	Incorporated by reference to Exhibit 3.2 to Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 (File No. 001-35296).

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP as to the legality of the securities being registered.	Included herewith.

23.1	Consent of Vorys, Sater, Seymour and Pease LLP.	Included in Exhibit 5.1.

23.2	Consent of Crowe Horwath LLP.	Included herewith.

24.1	Power of Attorney.	Included herewith.